Exhibit 99.1
Boeing Reports Third Quarter Results
Third Quarter 2024
•Financials reflect impacts of the International Association of Machinists and Aerospace Workers (IAM) work stoppage and previously announced charges on commercial and defense programs
•Revenue of $17.8 billion, GAAP loss per share of ($9.97) and core (non-GAAP)* loss per share of ($10.44)
•Operating cash flow of ($1.3) billion and free cash flow of ($2.0) billion (non-GAAP)*
•Total company backlog of $511 billion, including over 5,400 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2024	2023	Change	2024	2023	Change

Revenues	$17,840	$18,104	(1)%	$51,275	$55,776	(8)%

GAAP
Loss from operations	($5,761)	($808)	NM	($6,937)	($1,056)	NM
Operating margins	(32.3)%	(4.5)%	NM	(13.5)%	(1.9)%	NM
Net loss	($6,174)	($1,638)	NM	($7,968)	($2,212)	NM
Basic loss per share	($9.97)	($2.70)	NM	($12.91)	($3.64)	NM
Operating cash flow	($1,345)	$22	NM	($8,630)	$2,579	NM
Non-GAAP*
Core operating loss	($5,989)	($1,089)	NM	($7,769)	($1,919)	NM
Core operating margins	(33.6)%	(6.0)%	NM	(15.2)%	(3.4)%	NM
Core loss per share	($10.44)	($3.26)	NM	($14.52)	($5.35)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., October 23, 2024 – The Boeing Company [NYSE: BA] recorded third quarter revenue of $17.8 billion, GAAP loss per share of ($9.97) and core loss per share (non-GAAP)* of ($10.44) (Table 1) primarily reflecting impacts of the IAM work stoppage and previously announced charges on commercial and defense programs. Boeing reported operating cash flow of ($1.3) billion and free cash flow of ($2.0) billion (non-GAAP)*.
“It will take time to return Boeing to its former legacy, but with the right focus and culture, we can be an iconic company and aerospace leader once again,” said Kelly Ortberg, Boeing President and Chief Executive Officer. “Going forward, we will be focused on fundamentally changing the culture, stabilizing the business, and improving program execution, while setting the foundation for the future of Boeing.”

Exhibit 99.1

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2024	2023	2024	2023
Operating cash flow	($1,345)	$22	($8,630)	$2,579
Less additions to property, plant & equipment	($611)	($332)	($1,582)	($1,096)
Free cash flow*	($1,956)	($310)	($10,212)	$1,483
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($1.3) billion in the quarter reflecting lower commercial widebody deliveries, as well as unfavorable working capital timing, including the impact of the IAM work stoppage (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	3Q 2024	2Q 2024
Cash	$10.0	$10.9
Marketable securities[1]	$0.5	$1.7
Total	$10.5	$12.6

Consolidated debt	$57.7	$57.9
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $10.5 billion, compared to $12.6 billion at the beginning of the quarter driven by free cash flow usage in the quarter (Table 3). In October, the company entered into a new $10.0 billion short-term credit facility and now has access to total credit facilities of $20.0 billion, which remain undrawn.
Total company backlog at quarter end was $511 billion.

Exhibit 99.1
Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Deliveries	116	105	10%	291	371	(22)%

Revenues	$7,443	$7,876	(5)%	$18,099	$23,420	(23)%
Loss from operations	($4,021)	($678)	NM	($5,879)	($1,676)	NM
Operating margins	(54.0)%	(8.6)%	NM	(32.5)%	(7.2)%	NM
Commercial Airplanes third quarter revenue of $7.4 billion and operating margin of (54.0) percent reflect previously announced pre-tax charges of $3.0 billion on the 777X and 767 programs as well as the IAM work stoppage and higher period expense, including research and development (Table 4).
The 787 program is currently producing at 4 per month and maintains plans to return to 5 per month by year end. In the quarter, Commercial Airplanes booked 49 net orders and delivered 116 airplanes, with backlog of over 5,400 airplanes valued at $428 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$5,536	$5,481	1%	$18,507	$18,187	2%
Loss from operations	($2,384)	($924)	NM	($3,146)	($1,663)	NM
Operating margins	(43.1)%	(16.9)%	NM	(17.0)%	(9.1)%	NM
    Defense, Space & Security third quarter revenue of $5.5 billion and operating margin of (43.1) percent reflect the previously announced pre-tax charges of $2.0 billion on the T-7A, KC-46A Tanker, Commercial Crew, and MQ-25 programs. Results also reflect unfavorable performance on other programs.
During the quarter, Defense, Space & Security delivered the first production MH-139A to the U.S. Air Force and definitized a contract for two E-7A Wedgetails from the U.S. Air Force. Backlog at Defense, Space & Security was $62 billion, of which 28 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$4,901	$4,812	2%	$14,835	$14,278	4%
Earnings from operations	$834	$784	6%	$2,620	$2,487	5%
Operating margins	17.0%	16.3%	0.7 pts	17.7%	17.4%	0.3 pts
    Global Services third quarter revenue of $4.9 billion and operating margin of 17.0 percent reflect higher commercial volume and mix.
During the quarter, Global Services secured agreements for Landing Gear Exchange Program and Integrated Material Management with All Nippon Airways and a KC-135 spares contract from the U.S. Air Force.

Exhibit 99.1
Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2024	2023	2024	2023
Revenues
Unallocated items, eliminations and other	($40)	($65)	($166)	($109)
Loss from operations
Other unallocated items and eliminations	($418)	($271)	($1,364)	($1,067)
FAS/CAS service cost adjustment	$228	$281	$832	$863
Other income, net	$265	$297	$790	$919
Interest and debt expense	($728)	($589)	($1,970)	($1,859)
Effective tax rate	0.8%	(48.9)%	1.8%	(10.8)%
    Other unallocated items and eliminations primarily reflects timing of allocations.

Exhibit 99.1
Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(loss), Core Operating Margin and Core Earnings/(loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for reconciliation of free cash flow to GAAP operating cash flow.

Exhibit 99.1
Boeing President and CEO Kelly Ortberg’s prepared remarks for the third quarter results webcast can be accessed here:
https://investors.boeing.com/investors/events-presentations/event-details/2024/Q3-2024-The-Boeing-Company-Earnings-Conference-Call/default.aspx

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all, (5) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (6) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (7) work stoppages or other labor disruptions; (8) competition within our markets; (9) our non-U.S. operations and sales to non-U.S. customers; (10) changes in accounting estimates; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; and (24) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Michael Friedman media@boeing.com

Exhibit 99.1
The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2024	2023	2024	2023
Sales of products	$41,326	$46,661	$14,534	$15,060
Sales of services	9,949	9,115	3,306	3,044
Total revenues	51,275	55,776	17,840	18,104

Cost of products	(43,384)	(43,140)	(18,413)	(14,464)
Cost of services	(8,293)	(7,609)	(2,934)	(2,475)
Total costs and expenses	(51,677)	(50,749)	(21,347)	(16,939)
	(402)	5,027	(3,507)	1,165
Income/(loss) from operating investments, net	59	45	(15)	28
General and administrative expense	(3,623)	(3,633)	(1,085)	(1,043)
Research and development expense, net	(2,976)	(2,496)	(1,154)	(958)
Gain on dispositions, net	5	1
Loss from operations	(6,937)	(1,056)	(5,761)	(808)
Other income, net	790	919	265	297
Interest and debt expense	(1,970)	(1,859)	(728)	(589)
Loss before income taxes	(8,117)	(1,996)	(6,224)	(1,100)
Income tax benefit/(expense)	149	(216)	50	(538)
Net loss	(7,968)	(2,212)	(6,174)	(1,638)
Less: net loss attributable to noncontrolling interest	(16)	(13)	(4)	(2)
Net loss attributable to Boeing Shareholders	($7,952)	($2,199)	($6,170)	($1,636)
Basic loss per share	($12.91)	($3.64)	($9.97)	($2.70)
Diluted loss per share	($12.91)	($3.64)	($9.97)	($2.70)
Weighted average diluted shares (millions)	616.1	605.0	618.8	607.2

Exhibit 99.1
The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2024	December 31 2023
Assets
Cash and cash equivalents	$9,961	$12,691
Short-term and other investments	509	3,274
Accounts receivable, net	2,894	2,649
Unbilled receivables, net	9,356	8,317
Current portion of financing receivables, net	457	99
Inventories	83,341	79,741
Other current assets, net	2,918	2,504
Total current assets	109,436	109,275
Financing receivables and operating lease equipment, net	321	860
Property, plant and equipment, net of accumulated depreciation of $22,923 and $22,245	11,236	10,661
Goodwill	8,112	8,093
Acquired intangible assets, net	2,011	2,094
Deferred income taxes	44	59
Investments	1,030	1,035
Other assets, net of accumulated amortization of $1,054 and $1,046	5,505	4,935
Total assets	$137,695	$137,012
Liabilities and equity
Accounts payable	$12,267	$11,964
Accrued liabilities	22,628	22,331
Advances and progress billings	57,931	56,328
Short-term debt and current portion of long-term debt	4,474	5,204
Total current liabilities	97,300	95,827
Deferred income taxes	249	229
Accrued retiree health care	2,121	2,233
Accrued pension plan liability, net	6,097	6,516
Other long-term liabilities	2,314	2,332
Long-term debt	53,176	47,103
Total liabilities	161,257	154,240
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,925	10,309
Treasury stock, at cost - 394,465,404 and 402,746,136 shares	(48,564)	(49,549)
Retained earnings	19,299	27,251
Accumulated other comprehensive loss	(10,273)	(10,305)
Total shareholders’ deficit	(23,552)	(17,233)
Noncontrolling interests	(10)	5
Total equity	(23,562)	(17,228)
Total liabilities and equity	$137,695	$137,012

Exhibit 99.1
The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30
(Dollars in millions)	2024	2023
Cash flows – operating activities:
Net loss	($7,968)	($2,212)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	310	548
Treasury shares issued for 401(k) contribution	1,315	1,204
Depreciation and amortization	1,327	1,380
Investment/asset impairment charges, net	48	12
Gain on dispositions, net	(5)	(1)
777X and 767 reach-forward losses	3,006
Other charges and credits, net	270	(25)
Changes in assets and liabilities –
Accounts receivable	(275)	(523)
Unbilled receivables	(1,042)	(547)
Advances and progress billings	1,666	2,963
Inventories	(6,854)	(940)
Other current assets	(26)	707
Accounts payable	122	982
Accrued liabilities	327	(574)
Income taxes receivable, payable and deferred	(282)	73
Other long-term liabilities	(228)	(254)
Pension and other postretirement plans	(736)	(785)
Financing receivables and operating lease equipment, net	258	472
Other	137	99
Net cash (used)/provided by operating activities	(8,630)	2,579
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,582)	(1,096)
Proceeds from disposals of property, plant and equipment	46	19
Acquisitions, net of cash acquired	(50)	(19)
Contributions to investments	(1,751)	(14,485)
Proceeds from investments	4,546	10,497
Supplier notes receivable	(494)	(162)
Repayments on supplier notes receivable	40
Purchase of distribution rights	(88)
Other	(14)	5
Net cash provided/(used) by investing activities	653	(5,241)
Cash flows – financing activities:
New borrowings	10,120	55
Debt repayments	(4,824)	(5,181)
Stock options exercised		45
Employee taxes on certain share-based payment arrangements	(73)	(52)
Other	15	2
Net cash provided/(used) by financing activities	5,238	(5,131)
Effect of exchange rate changes on cash and cash equivalents	8	(22)
Net decrease in cash & cash equivalents, including restricted	(2,731)	(7,815)
Cash & cash equivalents, including restricted, at beginning of year	12,713	14,647
Cash & cash equivalents, including restricted, at end of period	9,982	6,832
Less restricted cash & cash equivalents, included in Investments	21	21
Cash & cash equivalents at end of period	$9,961	$6,811

Exhibit 99.1
The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2024	2023	2024	2023
Revenues:
Commercial Airplanes	$18,099	$23,420	$7,443	$7,876
Defense, Space & Security	18,507	18,187	5,536	5,481
Global Services	14,835	14,278	4,901	4,812
Unallocated items, eliminations and other	(166)	(109)	(40)	(65)
Total revenues	$51,275	$55,776	$17,840	$18,104
Loss from operations:
Commercial Airplanes	($5,879)	($1,676)	($4,021)	($678)
Defense, Space & Security	(3,146)	(1,663)	(2,384)	(924)
Global Services	2,620	2,487	834	784
Segment operating loss	(6,405)	(852)	(5,571)	(818)
Unallocated items, eliminations and other	(1,364)	(1,067)	(418)	(271)
FAS/CAS service cost adjustment	832	863	228	281
Loss from operations	(6,937)	(1,056)	(5,761)	(808)
Other income, net	790	919	265	297
Interest and debt expense	(1,970)	(1,859)	(728)	(589)
Loss before income taxes	(8,117)	(1,996)	(6,224)	(1,100)
Income tax benefit/(expense)	149	(216)	50	(538)
Net loss	(7,968)	(2,212)	(6,174)	(1,638)
Less: net loss attributable to noncontrolling interest	(16)	(13)	(4)	(2)
Net loss attributable to Boeing Shareholders	($7,952)	($2,199)	($6,170)	($1,636)

Research and development expense, net:
Commercial Airplanes	$1,852	$1,538	$779	$623
Defense, Space & Security	728	652	234	232
Global Services	103	84	36	30
Other	293	222	105	73
Total research and development expense, net	$2,976	$2,496	$1,154	$958

Unallocated items, eliminations and other:
Share-based plans	$118	($33)	$65	$5
Deferred compensation	(100)	(71)	(51)	25
Amortization of previously capitalized interest	(70)	(71)	(24)	(24)
Research and development expense, net	(293)	(222)	(105)	(73)
Eliminations and other unallocated items	(1,019)	(670)	(303)	(204)
Sub-total (included in Core operating loss)	(1,364)	(1,067)	(418)	(271)
Pension FAS/CAS service cost adjustment	608	663	148	218
Postretirement FAS/CAS service cost adjustment	224	200	80	63
FAS/CAS service cost adjustment	832	863	$228	$281
Total	($532)	($204)	($190)	$10

Exhibit 99.1
The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30		Three months ended September 30
Commercial Airplanes	2024	2023	2024	2023
737	229	286	92	70
747	—	1	—	—
767	15	17	6	8
777	11	17	4	8
787	36	50	14	19
Total	291	371	116	105

Defense, Space & Security
AH-64 Apache (New)	10	17	7	5
AH-64 Apache (Remanufactured)	24	38	11	9
CH-47 Chinook (New)	2	8	—	1
CH-47 Chinook (Renewed)	7	7	2	3
F-15 Models	10	6	3	—
F/A-18 Models	5	16	1	3
KC-46 Tanker	10	4	5	3
MH-139	3	1	3	1
P-8 Models	4	7	1	2
T-7A Red Hawk	1	1	1	1
Commercial Satellites	—	3	—	—
Total[1]	76	108	34	28
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	September 30 2024	December 31 2023
Commercial Airplanes	$427,733	$440,507
Defense, Space & Security	61,621	59,012
Global Services	20,449	19,869
Unallocated items, eliminations and other	706	807
Total backlog	$510,509	$520,195

Contractual backlog	$489,325	$497,094
Unobligated backlog	21,184	23,101
Total backlog	$510,509	$520,195

Exhibit 99.1
The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2024		Third Quarter 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	$17,840		$18,104
Loss from operations (GAAP)	(5,761)		(808)
Operating margins (GAAP)	(32.3)%		(4.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(148)		(218)
Postretirement FAS/CAS service cost adjustment	(80)		(63)
FAS/CAS service cost adjustment	(228)		(281)
Core operating loss (non-GAAP)	($5,989)		($1,089)
Core operating margins (non-GAAP)	(33.6)%		(6.0)%

Diluted loss per share (GAAP)		($9.97)		($2.70)
Pension FAS/CAS service cost adjustment	($148)	($0.24)	($218)	($0.36)
Postretirement FAS/CAS service cost adjustment	(80)	(0.13)	(63)	(0.10)
Non-operating pension income	(123)	(0.20)	(134)	(0.23)
Non-operating postretirement income	(18)	(0.03)	(15)	(0.02)
Provision for deferred income taxes on adjustments [1]	77	0.13	90	0.15
Subtotal of adjustments	($292)	($0.47)	($340)	($0.56)
Core loss per share (non-GAAP)		($10.44)		($3.26)

Weighted average diluted shares (in millions)		618.8		607.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

Exhibit 99.1

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2024		Nine Months 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	$51,275		$55,776
Loss from operations (GAAP)	(6,937)		(1,056)
Operating margins (GAAP)	(13.5)%		(1.9)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(608)		(663)
Postretirement FAS/CAS service cost adjustment	(224)		(200)
FAS/CAS service cost adjustment	(832)		(863)
Core operating loss (non-GAAP)	($7,769)		($1,919)
Core operating margins (non-GAAP)	(15.2)%		(3.4)%

Diluted loss per share (GAAP)		($12.91)		($3.64)
Pension FAS/CAS service cost adjustment	($608)	($0.99)	($663)	($1.10)
Postretirement FAS/CAS service cost adjustment	(224)	(0.36)	(200)	(0.33)
Non-operating pension income	(368)	(0.60)	(402)	(0.66)
Non-operating postretirement income	(55)	(0.09)	(44)	(0.07)
Provision for deferred income taxes on adjustments [1]	264	0.43	275	0.45
Subtotal of adjustments	($991)	($1.61)	($1,034)	($1.71)
Core loss per share (non-GAAP)		($14.52)		($5.35)

Weighted average diluted shares (in millions)		616.1		605.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.